GARB OIL & POWER CORPORATION
(a Utah corporation)
Unanimous Written Consent of Directors
To Action Taken Without a Meeting

The undersigned, being all of the directors of Garb Oil & Power Corporation, a Utah corporation (hereinafter called the “Corporation”), acting pursuant to the Utah Revised Statutes, hereby waive all notice of the time, place and purposes of a meeting of the Board of Directors of the Corporation and hereby unanimously consent and agree to the adoption of the following resolutions:

WHEREAS, the Corporation has currently and Issued and Outstanding of over 45.5 billion shares;

WHEREAS, the Board of Directors have been presented with the proposal to reduce the Issued and Outstanding to under 16,000,000 shares in a phase one restructuring process by deliberating a 3000 to 1 reverse split of the Corporation’s common stock, which will see the company slowly position itself to list on one of the main exchanges;

WHEREAS, the Shareholders instructed the Corporation to change its name from Garb Oil & Power Corporation to Garb Corporation;

WHEREAS, the Board of Directors believe it is in the best interest of the Corporation to authorize the reverse split of 3000:1 of the Issued and Outstanding shares of the company;

RESOLVED, that it is hereby authorized and approved a reverse split of the Corporation’s common stock of 3000 to 1;

RESOLVED, FURTHER, that Garb Oil & Power Corporation’s name is changed to Garb Corporation.

RESOLVED, FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to take all such further action and to execute, deliver, certify and file all such instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay such taxes and expenses, as in their judgment shall be necessary or advisable in order to carry out fully the intent and to accomplish the purposes of the foregoing resolutions, and each of them.

This Consent may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

/s/ JOHN ROSSI	/s/ IGOR PLAHUTA	/s/ ALAN FLEMING
JOHN ROSSI-Chairman	IGOR PLAHUTA-Director	ALAN FLEMING-Director